Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cboe Global Markets, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-215401 and 333-235649 on Form S-3 and Nos. 333-167506, 333-174344, 333-214488, 333-216375, and 333-225039 on Form S-8) of our reports dated February 18, 2022, with respect to the consolidated financial statements of Cboe Global Markets, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 18, 2022